Exhibit 24.1

                        SUBSTITUTION OF POWER OF ATTORNEY



            The undersigned, having been granted a power of attorney, with full power of substitution and resubstitution, by certain officers and directors of Hillenbrand Industries, Inc. (the "Company") to sign and file with the Securities and Exchange Commission a Registration Statement on Form S-8 and all amendments thereto with respect to the registration of 3,000,000 shares of common stock of the Company for issuance under the Company's 1996 Stock Option Plan (the "Registration Statement"), does hereby designate, constitute and appoint each of Frederick W. Rockwood, Scott K. Sorensen, Patrick D. de Maynadier and Timothy R. Renfroe, with full power of substitution, his substitute as attorney-in-fact and agent to execute any and all post-effective amendments to the Registration Statement with the full power and authority given to the undersigned pursuant to the power of attorney originally executed by such officers and directors, and to file the same with the Securities and Exchange Commission.

            IN WITNESS WHEREOF, the undersigned has executed this Substitution of Power of Attorney as of this 13th day of May, 2002.




                                      /S/  MARK R. LINDENMEYER
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